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                                                                    Exhibit 23.1

McGladrey & Pullen, LLP
Certified Public Accountants

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Amendment No. 1 Registration Statement to Form 10 of MedAire, Inc. of our report, dated February 3, 2005, except for Note 4, third to last sentence, as to which the date is February 23, 2005, and Note 1, subheading "Restatement", as to which the date is August 26, 2005, appearing in the Registration Statement.

                                                     /s/ McGladrey & Pullen, LLP



Phoenix, Arizona
December 20, 2005